UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2024
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

As part of a short-term financing arrangement, on August 9, 2024, Volato, Inc., a Georgia corporation (the “Company”) and wholly-owned subsidiary of Volato Group, Inc., entered into a sale and leaseback transaction with respect to one Gulfstream G280 jet (the “Aircraft”), as identified in that certain Aircraft Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with TVPX Aircraft Solutions, Inc., not in its individual capacity but solely as Owner Trustee under that Trust Agreement dated as of August 1, 2024 and known as TVPX 2024 G280 MSN 2282 Business Trust (together with its assigns, the “Buyer”), pursuant to which the Company sold the Aircraft to the Buyer, for a cash payment of $20,000,000.

Concurrent with the execution of the Purchase and Sale Agreement, the Company and the Buyer entered into an Aircraft Lease Agreement (the “Lease Agreement”), pursuant to which the Buyer is leasing the Aircraft to the Company for a period of 3 months. Pursuant to the Lease Agreement, the Company paid a security deposit of $300,000 to the Buyer and will pay the Buyer rental payments of $266,666 per month. The Company also has a right to repurchase the Aircraft, during the term of the Lease Agreement, at a purchase price of (i) if repurchased on or before October 8, 2024, $20,875,000 or (ii) if repurchased after October 8, 2024 but on or before November 7, 2024, $21,225,000, subject to further adjustment if the Company resells the Aircraft within 180 days of the expiration of the Lease Agreement. The Company will pay a closing fee of $300,000 on the earlier of (i) September 8, 2024, or (ii) the date of the Company’s repurchase of the Aircraft.

The foregoing descriptions of the Purchase and Sale Agreement and the Lease Agreement are qualified in their entirety by reference to the Purchase and Sale Agreement and the Lease Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, hereto and incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference..

Item 8.01. Other Events.

On August 9, 2024, the Company amended its outstanding Pre-Delivery Payment Promissory Notes with respect to the Aircraft (the “Aircraft PDP Notes”) to reduce the time at which the Aircraft PDP Notes must be paid from 10 days prior to the delivery of the Aircraft to the date of such delivery. Upon the delivery of the Aircraft [to the Buyer] pursuant to the Purchase and Sale Agreement, the Company repaid the Aircraft PDP Notes in full.

Item 9.01.       Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Aircraft Purchase and Sale Agreement, dated as of August 9, 2024, between Volato, Inc. and TVPX Aircraft Solutions, Inc.
10.2	Aircraft Lease Agreement (S/N 2282), dated as of August 9, 2024, between Volato, Inc. and TVPX Aircraft Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 15, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer